UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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☐	Soliciting Material Pursuant to

Section 240.14a-12
READY MIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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READY MIX, INC.
4602 East Thomas Road
Phoenix, Arizona 85018
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2009
To the Stockholders of Ready Mix, Inc.:
     The 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of Ready Mix, Inc., a Nevada corporation (the “Company”), will be held at 4602 East Thomas Road, Phoenix, Arizona, at 11:00 a.m., Arizona time, on June 8, 2009, for the following purposes:
1.	To elect seven directors to serve for a one year term;

2.	To ratify the appointment of Semple, Marchal & Cooper, LLP as the independent registered public accounting firm for the Company for 2009; and

3.	To transact such other business as may properly come before the meeting.
     Details relating to the above matters are set forth in the attached Proxy Statement. Only stockholders of record as of the close of business on April 13, 2009 will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof.
     Management of the Company cordially invites you to attend the Annual Meeting. Your attention is directed to the attached proxy statement for a discussion of the foregoing proposals and the reasons why the Board of Directors encourages you to vote for approval of proposals 1 and 2. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which includes audited financial statements, was mailed with this notice and proxy statement.

Important Notice Regarding the Availability of Proxy Materials for our Annual Meeting of
Stockholders to be Held on June 8, 2009:
This proxy statement, the form of proxy and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, including audited financial statements, are available to you at http://www.readymixinc.com.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Bradley E. Larson
Bradley E. Larson
Chief Executive Officer
April 24, 2009
IMPORTANT: IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

READY MIX, INC.
4602 East Thomas Road
Phoenix, Arizona 85018
Telephone: (602) 957-2722
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2009
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ready Mix, Inc., a Nevada corporation (the “Company”), to be used at the 2009 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 4602 East Thomas Road, Phoenix, Arizona, at 11:00 a.m., Arizona time, on June 8, 2009, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to stockholders of the Company on or about April 27, 2009.
Meeting Agenda
     At the Annual Meeting, you will be asked to elect seven directors to serve for a one year term, ratify the appointment of Semple, Marchal & Cooper, LLP as the Company’s independent registered public accounting firm and transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
Record versus Beneficial Ownership of Shares
     If your shares are registered directly in your name with our transfer agent, Corporate Stock Transfer, you are considered, with respect to those shares, the “stockholder of record.” If you are a stockholder of record, we sent our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report to Stockholders directly to you.
     If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In that case, our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and Annual Report to Stockholders have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. Your broker, bank or other holder of record will also send you instructions on how to vote. If you have not heard from your broker, bank or other holder of record who holds your stock, please contact them as soon as possible.
Record Date and Number of Votes
     Stockholders owning shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at the close of business on April 13, 2009, the record date, may vote at the Annual Meeting and any postponements or adjournments of the meeting. At the close of business on the record date, there were 3,809,500 shares of the Company’s Common Stock, outstanding and entitled to vote and approximately 1,300 beneficial stockholders. Each share is entitled to one vote on each matter considered at the meeting.
How You Can Vote
     The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. If you sign and return your proxy card but do not specify how you want your shares voted, they will be voted (i) FOR the election of all of the nominees for director as set forth under “Proposal 1. Election of Directors”; and (ii) FOR the ratification of Semple, Marchal & Cooper, LLP as the Company’s independent registered public accounting firm. Stockholders who hold their shares in “street name” (i.e., in the name of a bank, broker or other record holder) must vote their shares in the manner prescribed by such holder.

Changing Your Vote
     You can revoke your proxy at any time before it is voted in one of three ways:
     (1) by delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy;
     (2) by duly executing and delivering to the Secretary of the Company a subsequent proxy relating to the same shares; or
     (3) by attending the meeting and voting in person, provided that the stockholder notifies the Secretary at the meeting of his or her intention to vote in person at any time prior to the voting of the proxy.
Required Votes
     A plurality of votes cast by stockholders who are either present in person or represented by proxy and entitled to vote at the meeting is required to elect the seven nominees for Director under Proposal 1. Approval of Proposal 2 requires the affirmative vote of a majority of the shares present and entitled to vote on this proposal at the Annual Meeting. The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists and have the effect of a vote “against” any matter as to which a specific proportion of affirmative votes is required for approval. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on these proposals (so-called “broker non-votes”) are counted for the purpose of determining the presence of or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.
Other Matters to Be Acted Upon at the Meeting
     We are not aware of any other matter that will be presented for consideration at the Annual Meeting. If any other matters are properly presented at the meeting, the proxy holder will vote the shares as recommended by the Board of Directors, or if no recommendation is given, in his own discretion.

MATTERS TO BE VOTED ON AT THE ANNUAL MEETING
PROPOSAL 1. ELECTION OF DIRECTORS
     The Company’s Bylaws provide for the annual election of directors. Directors serve for a one year term and until election and qualification of their successors or until their earlier resignation, death, disqualification or removal from office.
     The Board of Directors currently consists of seven members, including three Directors employed by the Company whose terms expire in 2009 and four independent Directors whose terms expire in 2009. At the Annual Meeting, the seven Directors are to be elected to one year terms expiring at the Annual Meeting of Stockholders to be held in 2010. The seven nominees receiving a plurality of votes by shares represented and entitled to vote at the Annual Meeting, if a quorum is present, will be elected as directors of the Company.
     The nominees for Director are Charles E. Cowan, Charles R. Norton, Dan H. Stewart, Gary A. Agron, Bradley E. Larson, Robert A. De Ruiter and Kenneth D. Nelson, all of whom presently serve on the Board of Directors.
Recommendation of the Board
     The Board of Directors recommends a vote FOR the election of all of the nominees for Director.
     Cumulative voting is not permitted for the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named above as the Company’s nominees for directors of the Company. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend. Biographical information concerning the director nominees is set forth beginning at page 17 of this Proxy Statement.
PROPOSAL 2. THE RATIFICATION OF THE APPOINTMENT OF SEMPLE, MARCHAL & COOPER, LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR 2009.
     Semple, Marchal & Cooper, LLP has been selected by the Audit Committee as the Company’s independent registered public accounting firm for 2009. The Board of Directors recommends to the stockholders the ratification of the appointment of Semple, Marchal & Cooper, LLP, independent registered public accounting firm, to audit the financial statements of the Company. Unless otherwise specified, the proxies solicited herein will be voted in favor of the ratification of Semple, Marchal & Cooper, LLP as the independent registered public accounting firm for the Company for 2009.
     Ratification of the appointment of Semple, Marchal & Cooper, LLP as the Company’s independent registered public accounting firm for fiscal year 2009 will require the affirmative vote of the holders of at least a majority of the outstanding Common Stock represented in person or by proxy at the Annual Meeting. All of the directors and executive officers of the Company have advised the Company that they will vote their shares of Common Stock “FOR” the ratification of the appointment of Semple, Marchal & Cooper, LLP as the Company’s independent registered public accounting firm for fiscal year 2009. If the holders of at least a majority of the outstanding Common Stock fail to ratify the appointment of Semple, Marchal & Cooper, LLP as the Company’s independent registered public accounting firm, the Audit Committee will consider such failure at a subsequent meeting of the Audit Committee and determine, in its discretion, what actions it should take, if any. Stockholder ratification of the appointment of Semple, Marchal & Cooper, LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or applicable law, but rather is being requested by the Board of Directors on a voluntary basis.

Recommendation of the Board
     The board recommends a vote FOR the ratification of Semple, Marchal & Cooper, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009.
CORPORATE GOVERNANCE
Director Independence
     We are authorized by our Bylaws to maintain a Board of Directors comprised of seven directors. Our Board currently consists of seven directors, four of whom, Messrs. Norton, Agron, Cowan, and Stewart, are independent as defined under rules promulgated by the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. In accordance with the independence standards of the New York Stock Exchange, a director must be determined to have no personal, professional, familial or other relationship with the Company other than as a director. Our directors are elected for one year terms, or until an earlier resignation, death or removal. There are no family relationships among any of our directors or officers.
Board of Directors and Board Committees
     The Board of Directors held four regularly scheduled meetings during the last full fiscal year. No current director (or his predecessor) attended fewer than 75% of the aggregate of such meetings and meetings held by committees of the Board on which he served. We do not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting, but strongly encourage directors to attend. All members of our Board of Directors attended the 2008 Annual Meeting of Stockholders.
     The separately designated and standing committees of the Board are as follows: Audit Committee, Nominating and Governance Committee and Compensation Committee. The Board has adopted a charter for each of its Audit Committee and Nominating and Governance Committee, each of which is available on our website at www.readymixinc.com by following the link “Investor Information.” The Compensation Committee is not operating under a written charter. Stockholders may also receive a free copy of the Audit Committee charter by sending a written request to 4602 East Thomas Road, Phoenix, Arizona 85018, Attention: Secretary, or calling (602) 957-2722.
     Members of the Company’s Audit Committee, Compensation Committee and Nominating and Governance Committee are footnoted below.

Name	Positions and Offices with the Company
Charles E. Cowan (1) (2) (3)	Director
Charles R. Norton (1) (2) (3)	Director
Dan H. Stewart (1) (2) (3)	Director
Gary A. Agron (1) (2) (3)	Director
Bradley E. Larson	Chief Executive Officer and Director
Robert A. De Ruiter	President and Director
Kenneth D. Nelson	Vice President and Director

(1)	Member of the Compensation Committee

(2)	Member of the Audit Committee

(3)	Member of the Nominating and Governance Committee
The Audit Committee
     Our Audit Committee, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), consists of Messrs. Agron, Cowan, Stewart and Norton. Mr. Agron is our Audit Committee Chairman and has been determined by the Board to be a financial expert as defined by the SEC. All members of our Audit Committee are “independent,” as defined by the SEC and the listing standards for companies traded on the New York Stock Exchange. The Audit Committee reviews in detail and recommends approval by the Board of our annual and quarterly financial statements, recommends approval of the remuneration of our auditors to the Board, reviews the scope of the audit procedures and the final audit report prepared by our auditors and reviews our overall accounting practices, procedures and internal controls with our auditors. The Audit Committee met four times during fiscal 2008.
The Nominating and Governance Committee
     The Nominating and Governance Committee is currently comprised of Messrs. Cowan, Norton, Agron and Stewart, our independent directors. Mr. Cowan is our Nominating and Governance Committee Chairman. The committee met four times during fiscal 2008. The purpose of the Nominating and Governance Committee is as follows:
•	identify, consider and nominate candidates for membership on the Board, including any nominees properly received by the Secretary of the Corporation from any stockholder;

•	develop, recommend and evaluate corporate governance guidelines and a code of business conduct and ethics applicable to the Company;

•	make recommendations regarding the structure and composition of the Board and Board committees; and

•	advise the Board on corporate governance matters.
     All members of our Nominating and Governance Committee are “independent,” as defined by the SEC and the listing standards for companies traded on the New York Stock Exchange. Nominations of candidates for election as directors may be made by the Board of Directors upon recommendation by the Nominating and Governance Committee, or by stockholders. Stockholders may nominate candidates for election as directors if they follow the procedures and conform to the deadlines specified in our Bylaws. For more information, see the disclosure in this Proxy Statement under the caption “Stockholder Proposals for Inclusion in the 2010 Annual Meeting of Stockholders.”
     In evaluating the suitability of potential nominees for membership on the Board, the Nominating and Governance Committee will consider the Board’s current composition, including expertise, diversity and balance of inside, outside and independent directors, and consider the general qualifications of the potential nominees, such as:
•	Unquestionable integrity and honesty;

•	The ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole;

•	Recognized leadership in business or professional activity;

•	A background and experience that will complement the talents of the other Board members;

•	Willingness and capability to take the time to actively participate in Board and Committee meetings and related activities;

•	Ability to work professionally and effectively with other Board members and the Company’s management;

•	An age to enable the director to remain on the Board long enough to make an effective contribution; and

•	Lack of realistic possibilities of conflict of interest or legal prohibition.
     The Nominating and Governance Committee will also see that all necessary and appropriate inquiries are made into the backgrounds of such candidates. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders.
The Compensation Committee
     Our Compensation Committee consists of our independent directors, Messrs. Agron, Cowan, Stewart and Norton. Mr. Norton is our Compensation Committee Chairman. The purpose of the Compensation Committee is to determine the compensation to be paid to the Company’s executive officers, and to approve any incentive compensation plans. The Compensation Committee will recommend for approval to the Board the compensation of our executive officers, the annual compensation budget for all other employees, bonuses, grants of stock options and any changes to our benefit plans. The committee met four times during fiscal 2008.

Stockholder Communications with Directors
     Stockholders may communicate with any and all members of the Company’s Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name or, for a communication to the entire board, at the following address and facsimile number: Ready Mix, Inc., 4602 East Thomas Road, Phoenix, Arizona 85018; facsimile: (602) 522-1911.
     Communications from our stockholders to one or more directors will be collected and organized by our Secretary under procedures adopted by our independent directors. The Secretary will forward all communications to the identified director(s), or to Mr. Larson if a director is not identified, as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Secretary may, in his direction, forward only representative correspondence.
     Mr. Larson will determine whether any communication addressed to the entire Board of Directors should be properly addressed by the entire Board of Directors or a committee thereof. If a communication is sent to the Board of Directors or a committee, Mr. Larson or the chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response may be coordinated with our counsel.
Other Corporate Governance Policies
     We have adopted a Code of Ethics that applies to all of our directors and senior management. Amendments to and waivers, if any, from our Code of Ethics will be disclosed on our website. Our Code of Ethics is available on our website at www.readymixinc.com by following the links “Investor Information — Code of Ethics.” Stockholders may also receive a free copy of this document by sending a written request to 4602 East Thomas Road, Phoenix, Arizona 85018, Attention: Secretary, or calling (602) 957-2722.
DIRECTOR COMPENSATION
     We use a combination of cash and long-term equity incentive awards to compensate non-employee members of our Board of Directors. The following table provides information regarding compensation earned in 2008 by each individual who served as a member of our Board of Directors in 2008.

					Change in
					Pension Value and
	Fees Earned			Non-Equity	Nonqualified Deferred
	or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash (1)	Awards	Awards (2)	Compensation	Earnings	Compensation	Total
Charles E. Cowan	$24,100	—	11,550	—	—	—	$35,650
Charles R. Norton	$26,100	—	11,550	—	—	—	$37,650
Don A. Patterson (3)	$28,100	—	11,550	—	—	—	$39,650
Dan H. Stewart	$24,100	—	11,550	—	—	—	$35,650

	$102,400	—	46,200	—	—	—	$148,600

(1)	Directors not employed by the Company receive $12,100 per year for being a member of the Board of Directors and $4,000 per year for each committee upon which they serve and are reimbursed for reasonable out-of-pocket expenses. The Chairman of the Audit Committee receives an additional $4,000 per year, and the Chairman of the Compensation Committee receives an additional $2,000 per year. The above amounts do not include out-of-pocket expenses. Directors who are employed by the Company are not compensated for their service on the Board.

(2)	Directors are entitled to participate in our 2005 Equity Incentive Plan and on January 2, 2008, each director not employed by the Company, was issued options to purchase 5,000 shares of Common Stock for their service on the Board during 2008. This column represents the aggregate dollar amount of the awards granted in 2008. Therefore, the values shown here are not representative of the amounts that may eventually be realized by any director. Pursuant to the rules of the SEC, we have provided a grant date fair value for stock awards in accordance with the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-based Payments.” At December 31, 2008, there were no restricted stock units, deferred stock units or dividend equivalent units accumulated in any director accounts.

(3)	Mr. Patterson resigned from the Board of Directors on March 13, 2009 and the Board of Directors filled the vacancy created by Mr. Patterson’s resignation by appointing Mr. Agron to the Board of Directors. During 2008 and until his resignation from the Board of Directors, Mr. Patterson served on the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. During 2008 and until his resignation from the Board of Directors, Mr. Patterson served as the Chairman of the Audit Committee.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Overview of Executive Compensation Program
     The Compensation Committee of the Company’s Board is responsible for assisting the Board in defining and overseeing the Company’s general compensation practices.
     The persons who served as our Chief Executive Officer and Chief Financial Officer during 2008, as well as other individuals named in our Summary Compensation Table below, are referred to as the “named executive officers” throughout this Proxy Statement.
Executive Summary
     As discussed in more detail below, the following actions concerning the compensation of the Company’s named executive officers were taken for fiscal 2008 and through April 24, 2009:
•	Robert A. De Ruiter and Clint Tryon took a voluntary decrease in salary during fiscal 2008, for cost-cutting purposes.
Oversight of Executive Compensation Program and Role of Executive Officers in Compensation Decisions
     While the Compensation Committee approves all aspects of our executive compensation program, it reports to the full Board of Directors on a regular basis and seeks approval for certain actions. The committee coordinates with its consultants and management to obtain marketplace and internal data analyses, project reports and program recommendations to assist the Compensation Committee in making executive compensation decisions. Our Chief Executive Officer and, in some cases, other executive officers of the Company make recommendations to the Compensation Committee with respect to various elements of executive compensation.
Compensation Objectives and Philosophy
     The Company’s primary objectives when determining compensation for its named executive officers are to:
•	set levels of annual salary, bonus and equity compensation that are competitive and that will attract and retain superior executives, taking into account the difficult industry conditions and competitive environment that the Company faces;

•	incorporate a performance-based component to executive compensation by linking the bonus to the Company’s financial and operational performance; and

•	provide long-term equity-based compensation, thereby further aligning the interests of the Company’s executives with those of its other stockholders.
     These objectives are designed to reward each executive’s (1) past individual performance and contribution to the Company’s corporate performance, (2) level and scope of responsibility and experience, and (3) ability to influence the Company’s future growth and profitability.
Components of Executive Compensation
     Our executive compensation has three main components: a salary paid in cash, an annual cash incentive bonus plan, in which payment is contingent on the financial performance of the Company, and a long-term equity incentive plan that the Company provides through the award of options to purchase the Company’s Common Stock. The salary component is intended to reward executives for their current, day-to-day work. The cash incentive bonus is intended to be a reward for the executive’s contribution to the financial success of the Company in a given year. Option grants are intended to create longer-term incentive for the executive to remain with the Company since the benefit is realized, if the Company is successful, over a multi-year period similar to our stockholders.

Annual Salary
     Because an executive’s annual salary is meant to reflect his value to the Company on a day-to-day basis, it is a fixed, predetermined element of his compensation. The reduction in annual salary voluntarily taken by Mr. De Ruiter and Mr. Tryon in 2008 was for cost-saving purposes and is not a reflection of their value to the Company and will be an important consideration in future annual salary adjustment for them (or in the case of Mr. Tryon, for his replacement as more fully described below) by the Compensation Committee. When the Compensation Committee reviews the level of an executive’s salary for a possible increase at the end of the term of his employment agreement, or annual basis if no employment agreement is in place, that review is based on two main factors: his prior salary and the salary range of executives in comparable companies at a comparable level of responsibility. The Compensation Committee members take an executive’s prior salary into account because they believe that it reflects the assessment of prior boards and/or compensation committees of the executive’s value to the Company. Compensation levels of comparable companies are obtained from industry trade publications, management consulting firms such as FMI Corporation (“FMI”) and other public companies similar to our size and industry. In addition, the Compensation Committee provides their knowledge of the industry’s compensation levels gained in the course of the work each independent director performs in his daily business activity.
Non-Equity Incentive Plan
     The level of compensation that an executive can earn under the Company’s cash incentive bonus plan is based on the Company’s attainment of financial success when compared to a predetermined objective, which the Board of Directors has approved in advance. Financial performance that exceeds expectations can enable the Company’s management team, including its Chief Financial Officer, President and other management personnel, to earn a bonus. The amount of the non-equity incentive bonus in a given year, if any, is derived from a formula based principally on the Company’s return on net assets within the manager’s primary geographic area of responsibility. The return on net assets for each year must be approved by the Board of Directors, which has a majority of directors who are not employees of the Company and are independent. The non-equity incentive bonus plan also has a discretionary element. In exercising this discretion, members of the Compensation Committee use their personal judgment of appropriate amounts after taking into account information about the executive’s work during the year, his past compensation, his current cash incentive bonus, his perceived contribution to the Company generally, his level of responsibility and any notable individual achievements or failings in the year in question.
     The Compensation Committee authorizes the payment of incentive bonuses and, if applicable, makes any decisions on discretionary amounts, when the results for the year in question are known, typically in late February of the following year. No bonuses for 2008 were approved by the Compensation Committee.
2009 Non-Equity Incentive Plan
     The Compensation Committee established a minimum return on net assets of 6.9% in order for non-equity incentive compensation to be paid in 2010 for 2009 performance. The Compensation Committee adopted 6.9% as a minimum return on net assets based upon the results of its compensation review and analysis of the Company’s weighted average cost of capital, industry comparisons, growth rates and market conditions the Company is experiencing. The Compensation Committee will review the Company’s weighted cost of capital and other factors as described above for 2009 in early 2010 prior to finalizing any amounts to be paid subject to the Non-Equity Incentive Plan.
     For purposes of the Non-Equity Incentive Plan, the Company has two separate areas (each, an “Area”) that are measured for performance. The measurement of the return on net assets for each Area is the income from operations for the Area divided by one half of Company’s net assets. Net assets are calculated as total assets less current liabilities, long-term debt and deferred income taxes.
     Area operating income is subtracted from the calculated minimum Area operating income derived from the minimum return of 6.9%. Thirty percent of the resulting difference, if any, is available for possible bonus payout. The 30% allocation of this excess Area operating income to create an incentive bonus pool was established and approved by the Compensation Committee.

     Amounts in the bonus pool are distributed pro-rata in accordance with each individual’s annual salary until the amount in the bonus pool is exhausted or until amounts allocated individually reach the participant’s maximum cap determined by a percent of the participant’s annual salary. These maximum allocations of annual salary vary by position and are reviewed and approved annually by the Compensation Committee.
     The Compensation Committee reviews all amounts of calculated non-equity incentive compensation prior to payment and approves all payments made under this plan.
     Maximum non-equity incentive compensation amounts for the following named executives are expressed as a percentage of their respective annual salaries.

Name and Principal Position	Annual Salary
Robert A. De Ruiter, President	110%
David D. Doty, Chief Financial Officer, Secretary and Treasurer (Principal Accounting Officer)	70%
     Mr. Tryon resigned his positions as the Company’s Chief Financial Officer, Secretary and Treasurer (Principal Accounting Officer) and the Board of Directors replaced him by appointing Mr. Doty to serve in the roles formerly occupied by Mr. Tryon, in each case effective April 6, 2009. Mr. Doty also serves as Chief Financial Officer for Meadow Valley Parent Corp., the Company’s majority stockholder. Mr. Tryon is not eligible for non-equity compensation in 2009 as a result of his resignation.
Equity Incentive Plan
     The award of an option to buy the Company’s Common Stock is a long-term element of compensation since on the date of the award, the exercise price, or purchase price, of the shares subject to the option is the same as the price of those shares on the open market. Since the recipient of a stock option will only realize its value if the market price of the shares increases over the life of the option, the award gives the executive an incentive to remain with the Company and aligns his interests with those of our stockholders.
     The Company calculates the value of a stock option award on the date of its grant under accounting requirements that involve the use of a complex formula consisting of estimates about the Company, its stock price and the likelihood of the option holder forfeiting the stock option. The dollar amount shown in the Summary Compensation Table, below for stock option awards is the value of the options computed under FAS 123R.
     In determining the size of a stock option award, the Compensation Committee takes into account both the value of the award to the recipient and the corresponding accounting cost to the Company.
Other Compensation
     The only other forms of compensation of the executive officers are the personal use of Company vehicles, term life insurance and other benefits made available to all salaried employees and the perquisites shown in the Summary Compensation Table in the column labeled All Other Compensation. A detailed description of the perquisites is shown in footnote 4 to the Summary Compensation Table. In the case of Mr. De Ruiter, the car allowances and the payment of expenses of commuting to work reflect the fact that the use of a personally owned vehicle was used for business purposes, such as visiting construction sites, attending meetings with customers and providing transportation to out-of-town business colleagues. In the case of Mr. Tryon, an amount was determined for personal use of Company vehicles. The payment of Messrs. De Ruiter and Tryon’s term life insurance premiums is a benefit that has been provided to them by the Company for many years and was established when the Company determined to carry a key officer life policy on each of the executives in the same amounts as the policy provided each officer.

Overall Compensation Levels
          As with salary, the Company attempts to provide its executives with a total compensation package that is comparable to their peers in the industry and that the members of the Compensation Committee believe in their personal judgment based on their business experience is fair and appropriate for the executive’s level of responsibility and contribution to the Company. The Compensation Committee, which consists of only our independent members of the Board of Directors, makes the final determination of the compensation of the named executive officers. However, the Committee discusses their compensation recommendations for each executive officer (other than the Chief Executive Officer) with the Chief Executive Officer in advance of making a decision.
Other Compensation Agreements
          Messrs. De Ruiter and Doty are parties to agreements with the Company that, under certain circumstances, may provide severance pay or other compensation in the event of a sale transaction of the Company.
Compensation of the Chief Executive Officer
     Employment Agreement and Compensation Elements
          Mr. Larson does not have an employment agreement with Ready Mix, Inc. Mr. Larson’s salary and bonus, if any, are paid by Meadow Valley Contractors, Inc. (“Meadow Valley”), an affiliate of our majority stockholder, and his services rendered to the Company are reimbursed to Meadow Valley through an Administrative Services Agreement. For a more complete description of the Administrative Services Agreement, please see the section of this Proxy Statement entitled “Certain Relationships and Related Transactions.”
Compensation Committee Report
          The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussions with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
          Submitted by the Compensation Committee of the Board of Directors:

Charles R. Norton	Gary A. Agron
Dan H. Stewart	Charles E. Cowan
          Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that incorporates future filings, including this Proxy Statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.

Summary Compensation Table
          The following table provides information regarding total compensation earned in 2008, 2007 and 2006 by the named executive officers, which include our Chief Executive Officer, Chief Financial Officer and President, who are the only executive officers whose total compensation for 2008, 2007 and 2006 exceeded $100,000. The amounts include any compensation that was deferred by the executive through contributions to his defined contribution plan account under Section 401(k) of the Internal Revenue Code. Named executive officers who are also directors of the Company did not receive any compensation for their services as directors of the Company. All amounts are rounded to the nearest dollar.

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
Name and						Incentive Plan	Deferred	All Other
Principal		Salary	Bonus	Stock Awards	Option Awards	Compensation	Compensation	Compensation	Total
Position	Year	($)	($)	($)	($) (2)	($) (3)	Earnings ($)	($) (4)	($)

Bradley E. Larson (1)	2008	$—	$—	$—	$—	$—	$—	$—	$—
Chief Executive Officer	2007	—	—	—	—	—	—	—	—
and Director	2006	—	—	—	33,300	—	—	—	33,300

Robert A. De Ruiter (6) (8)	2008	146,623	—	—	—	88,438	—	12,325	247,386
President and Director	2007	131,210	—	—	—	136,080	—	21,147	288,437
	2006	126,000	—	—	—	102,598	—	19,935	248,533

Clint Tryon (5) (6) (7)	2008	151,587	—	—	—	57,886	—	10,595	220,068
Former Chief Financial Officer,	2007	140,385	—	—	—	216,664	—	17,887	374,936
Secretary and Treasurer	2006	140,000	—	—	33,300	219,555	—	17,222	410,077

Robert R. Morris (8)	2008	120,577	—	—	—	92,775	—	5,717	219,069
Former President and Director	2007	150,577	—	—	—	126,000	—	16,868	293,445
	2006	150,000	—	—	33,300	85,500	—	16,336	285,136

(1)	Mr. Larson was compensated by Meadow Valley, as his services were provided to us through an Administrative Services Agreement with Meadow Valley Corporation. See the disclosure under the caption “Certain Relationships and Related Transactions.” Mr. Larson is the Chief Executive Officer of Meadow Valley. During fiscal 2008, 2007 and 2006, Mr. Larson spent approximately 20% to 25% of his time working for us. We did not pay Meadow Valley directly for his services. However, under the Administrative Services Agreement, we pay $22,000 per month to Meadow Valley for the services of their executives to the Company, as well as for other administrative services provided by Meadow Valley to us. During 2008, Messrs. Tryon and De Ruiter had the principal responsibility for our day-to-day operations.

(2)	This column represents the aggregate dollar amount of the awards granted in 2008, 2007 and 2006, respectively. Therefore, the values shown here are not representative of the amounts that may eventually be realized by an executive. Pursuant to the rules of the SEC, we have provided a grant date fair value for option awards in accordance with the provisions of Statement of Financial Accounting Standards No. 123(R), “Share-based Payments.” For option awards, the fair value is estimated as of the date of grant using the Black-Scholes option pricing model, which requires the use of certain assumptions, including the risk-free interest rate, dividend yield, volatility and expected term. The risk-free interest rate is based on the yield at the date of grant of a U.S. Treasury security with a maturity period equal to or approximating the option’s expected term. The dividend yield assumption is based on our historical dividend payouts, which is zero. The volatility assumption is based on the historical volatility of our Common Stock over a period equal to the option’s expected term or trading stock’s trading history which ever is shorter. The expected term of options granted is based on expectations about future exercises and represents the period of time that options granted are expected to be outstanding.

(3)	The non-equity incentive plan payments were made on March 7, 2008 and March 9, 2007, respectively. See discussion of non-equity incentive plans under heading “Compensation Discussion and Analysis” above. None of the named executive officers elected to defer their 2007 or 2006 non-equity incentive plan payment.

(4)	The amounts shown include Company-paid life insurance premiums, defined contribution plan payments, personal use of Company vehicles or reimbursement for use of a personal vehicle and Company-paid portion of health insurance for the fiscal years ended 2008, 2007 and 2006. The following table identifies the separate amounts attributable to each category of perquisites and other compensation:

		Company Paid	Defined	Vehicle	Company Paid
		Life	Contribution	Reimbursement /	Portion of
Name		Insurance	Plan	Personal Use	Health Insurance	Total

Clint Tryon	2008	$280	$—	$795	$9,520	$10,595
	2007	280	7,500	780	9,327	17,887
	2006	310	7,500	780	8,632	17,222

Robert R. Morris	2008	—	—	570	5,147	5,717
	2007	1,555	7,500	780	7,033	16,868
	2006	1,555	7,500	780	6,501	16,336

Robert A. De Ruiter	2008	675	—	5,145	6,505	12,325
	2007	675	7,500	6,600	6,372	21,147
	2006	675	6,773	6,600	5,887	19,935

(5)	Included in Mr. Tryon’s 2006 total non-equity incentive plan compensation was $88,200 of compensation associated with his services rendered to Meadow Valley, during fiscal year 2006. During 2006, Mr. Tryon also received from Meadow Valley an option to purchase 10,000 shares of Meadow Valley’s common stock with an aggregate dollar amount value of $48,100. The value shown here does not represent the amount that may eventually be realized by Mr. Tryon.

(6)	The 2008 salary includes 53 weeks of pay periods paid during the calendar year 2008. Mr. Tryon’s annual salary at the time of his resignation was $142,500. Mr. De Ruiter’s current annual salary is $156,750.

(7)	Effective April 6, 2009, Mr. Tryon resigned his positions as the Company’s Chief Financial Officer, Secretary and Treasurer (Principal Accounting Officer) and the Board of Directors appointed Mr. Doty to serve as the Company’s Chief Financial Officer, Secretary and Treasurer (Principal Accounting Officer). Mr. Doty will receive $72,000 in salary compensation for his services to the Company and his compensation will not be covered by the Administrative Services Agreement with Meadow Valley Corporation.

(8)	Effective August 4, 2008, Mr. Morris resigned his positions as the Company’s President and a member of the Board of Directors and the Board of Directors appointed Mr. De Ruiter to serve as the Company’s President and to fill the vacancy on the Board of Directors.
Grants of Plan-Based Awards in 2008
          The following table provides information regarding cash incentive awards and options to purchase Common Stock granted under our 2005 Equity Incentive Plan to the named executive officers in 2008.

		Estimated Future Payouts Under							All Other Option
		Non-Equity Incentive Plan			Estimated Future Payouts Under			All Other Stock	Awards: Number of	Exercise or	Grant date fair
		Awards			Equity Incentive Plan Awards			Awards: Number of	Securities	Base Price	value of stock
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Shares of Stock or	Underlying Options	of Option	and option
Name	Date	($)	($)(1)	($)(2)	($)	($)	($)	Units (#)	(#)	Awards ($/Sh)	awards

Bradley E. Larson	—	$—	$—	$—	—	—	—	—	—	$—	$—
Clint Tryon	—	—	—	99,750	—	—	—	—	—	—	—
Robert R. Morris	—	—	—	—	—	—	—	—	—	—	—
Robert A. De Ruiter	—	—	—	172,425	—	—	—	—	—	—	—

(1)	No non-equity incentive plan payments were made for the achievement of specified personal financial performance objectives in 2008, as discussed under the heading “Compensation Discussion and Analysis” above.

(2)	The maximum non-equity incentive plan awards do not include the discretionary component to which each individual is eligible, as discussed under the heading “Compensation Discussion and Analysis” above.
Option Exercises and Stock Vested in 2008
          The following table provides information regarding each exercise of options to purchase Common Stock, if any, by the named executive officers in 2008.

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)	on Exercise (#)	on Exercise ($)

Bradley E. Larson	—	$—	—	$—
Clint Tryon	—	—	—	—
Robert R. Morris	—	—	—	—
Robert A. De Ruiter	—	—	—	—

Outstanding Equity Awards at Fiscal Year-End
          The following table provides information regarding all outstanding equity awards held by the named executive officers as of December 31, 2008. The Company did not issue any stock awards to the named executive officers during fiscal 2008.

				Equity Incentive
				Plan Awards:
	Number of		Number of	Number of
	Securities		Securities	Securities
	Underlying		Underlying	Underlying
	Unexercised		Unexercised	Unexercised	Option	Option
	Options (#)		Options (#)	Unearned	Exercise	Expiration
Name	Exercisable		Unexercisable	Options (#)	Price ($)(1)	Date

Bradley E. Larson	6,750	(2)	—	—	$11.00	1/28/2010
Chief Executive Officer and	6,667	(3)	—	3,333	$10.35	11/30/2011
Director

Robert A. De Ruiter	50,625	(2)	—	—	$11.00	1/28/2010
President and Director

Clint Tryon	6,750	(2)	—	—	$11.00	1/28/2010
Former Chief Financial Officer,	6,667	(3)	—	3,333	$10.35	11/30/2011
Secretary and Treasurer

Robert R. Morris	67,500	(2)	—	—	$11.00	1/28/2010
Former President and Director	6,667	(3)	—	3,333	$10.35	11/30/2011

(1)	Pursuant to the 2005 Equity Incentive Plan, the exercise price for all outstanding options is based on the grant date fair market value, which was the market closing price of our Common Stock on the American Stock Exchange on the date of grant.

(2)	Options to purchase shares of Common Stock were granted on January 28, 2005. The options vested in one-third increments on each subsequent grant date anniversary.

(3)	Options to purchase shares of Common Stock were granted on November 30, 2006. The options vest in one-third increments on each subsequent grant date anniversary.
Retirement Plans
Pension Benefits
          During fiscal year 2008, we did not have a pension benefit plan. We do not intend on implementing a pension plan in the near future.
Nonqualified Deferred Compensation
          During fiscal year 2008, we did not have a nonqualified deferred compensation plan. We do not intend on implementing a nonqualified deferred compensation plan in the near future.
Equity Incentive Plan
          In January 2005, we adopted an equity incentive plan, which we refer to as our 2005 Equity Incentive Plan, which provides for the grant of options intended to qualify as “incentive stock options” and “non-statutory stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, together with the grant of bonus stock and stock appreciation rights at the discretion of our Board of Directors. Incentive stock options are issuable only to our eligible officers, directors and key employees. Non-statutory stock options are issuable only to our non-employee directors and consultants.

          The 2005 Equity Incentive Plan is administered by our Compensation Committee. Currently, we have 673,000 shares of Common Stock reserved for issuance under the 2005 Equity Incentive Plan. Under the 2005 Equity Incentive Plan, the Board of Directors determines which individuals shall receive options, grants or stock appreciation rights, the time period during which the rights may be exercised, the number of shares of Common Stock that may be purchased under the rights and the option price.
          With respect to stock options, the per share exercise price of the Common Stock may not be less than the fair market value of the Common Stock on the date the option is granted. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option, more than 10% of the total combined voting power of all classes of our stock is eligible to receive incentive stock options under the 2005 Equity Incentive Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option on the date of grant. The option price for non-statutory options is established by the Board and may not be less than 100% of the fair market value of the Common Stock subject to the option on the date of grant.
          No options may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option may only be exercisable by the optionee. Options may be exercised only if the option holder remains continuously associated with us from the date of grant to the date of exercise, unless extended under the 2005 Equity Incentive Plan grant. Options under the 2005 Equity Incentive Plan have no expiration date and the exercise date of an option cannot be longer than 10 years from the date of grant, but can be shorter when established by the plan administrator. Any options that expire unexercised or that terminate upon an optionee’s ceasing to be employed by us become available once again for issuance. Shares issued upon exercise of an option rank equally with other shares then outstanding.
          Initially, we had reserved 675,000 shares of Common Stock for issuance to officers, directors and employees under the 2005 Equity Incentive Plan described above. Options will be issued to employees and executive officers based on the recommendation of the Compensation Committee of the Board of Directors according to the following:
•	employees holding positions of responsibility with us whose performance can have a significant effect on our success; and

•	non-employee directors.
          Currently, we have granted under the 2005 Equity Incentive Plan options to purchase an aggregate of 379,125 shares of Common Stock to officers, directors and employees with exercise prices ranging from $6.40 to $12.85. Typically, the options are exercisable from the grant date as follows: 33% of the options are exercisable after one year of continuous service to us, 66% after two years of continuous service and 100% after three years of continuous service. The Board of Directors has full discretion to use different vesting schedules for each grant made under the 2005 Equity Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION
          The following table provides information as of December 31, 2008 regarding compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.

	Number of Securities		Number of Securities
	to be Issued upon	Weighted-Average	Remaining Available for
	Exercise of	Exercise Price of	Future Issuance Under
Plan Category	Outstanding Options	Outstanding Options	Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders (1)(2)	379,125	$10.76	293,875

Equity Compensation Plans Not Approved by Security Holders	—		—

Total	379,125		293,875

(1)	— Does not include an individual compensation agreement for warrants to purchase 116,250 shares of Common Stock issued to our underwriters as a portion of their compensation in connection with our initial public offering.

(2)	— Includes options to purchase 379,125 shares of Common Stock issued to employees, directors and consultants from the 2005 Equity Incentive Plan.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          Prior to our initial public offering in 2005, we were a wholly-owned subsidiary of Meadow Valley Corporation and were provided certain administrative services by Meadow Valley, including some bookkeeping services, limited review of our operations by Meadow Valley’s Chief Executive Officer and Controller, review and preparation of our financial reporting by Meadow Valley’s Chief Executive Officer and Controller and assistance from Meadow Valley’s human resources personnel, which included administering certain insurance coverage and other benefits for us. In order to quantify the value of these services and provide for a fair payment to Meadow Valley for such services, in January 2005 we entered into a three-year Administrative Services Agreement with Meadow Valley Corporation. Under the terms of the agreement, we pay Meadow Valley $22,000 per month for all such administrative services including the time of our Chief Executive Officer who performs similar services for Meadow Valley. For the years ended December 31, 2008 and 2007, the total fees associated with the above services totaled $264,000 each year.
          Notwithstanding the agreement, each company has its own separate field facilities, operating management and employees. We believe that the administrative service to be provided by Meadow Valley represents less than 33% of the total administrative services required to operate our business.
          During the years ended December 31, 2008 and 2007, the Company provided construction materials to Meadow Valley in the amounts of $550,364 and $1,744,544, respectively. During the years ended December 31, 2008 and 2007, the Company did not receive construction services from Meadow Valley. The balance due from (to) Meadow Valley at December 31, 2008 and 2007 was ($177,825) and $37,859, respectively. Amounts owed between the Company and Meadow Valley are paid each month by the party owing the amount, therefore they are short term in nature.
          During the year ended December 31, 2008 and 2007, the Company acquired equipment from Meadow Valley in the amounts of $0 and $6,695, respectively. During the year ended December 31, 2008, the Company sold equipment to Meadow Valley in the amount of $42,736.
          During the year ended December 31, 2008 and 2007, the Company leased office space to Meadow Valley in the amounts of $202,770 and $202,770, respectively. The lease agreement is for approximately 12,260 square feet of office space for a monthly rent of $18,500, which includes a proportionate charge for common area maintenance and the lease term is month to month.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
          The Compensation Committee currently consists of the following four members of the Board of Directors: Messrs. Cowan, Norton, Agron and Stewart. No member of this Committee was at any time during the Company’s 2008 fiscal year, or at any other time, an officer or employee of the Company.
          No executive officer of the Company (i) has served as a director or member of the compensation committee of any other entity that has, or has had, one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          The table below sets forth, as of April 13, 2009, information concerning the holdings of Common Stock by (i) each person who is known by the Company, based solely on review of filings with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act, to beneficially own more than 5% of the Company’s Common Stock and (ii) by each director, named executive officer, and by all directors and executive officers as a group.

	Amount and Nature
	of Beneficial
Name and Address of Beneficial Owner	Ownership (1)	Percent of Class (1)
Meadow Valley Parent Corp. (3)	2,645,212	69.4%

Bradley E. Larson (2)	13,417	*

David D. Doty (2)	13,417	*

Robert A. De Ruiter (4)	51,125	1.3%

Kenneth D. Nelson (2)	14,417	*

Charles E. Cowan (5)	23,417	1.0%

Charles R. Norton (5)	23,417	1.0%

Dan H. Stewart (5)	23,417	1.0%

Gary A. Agron (6)	26,750	1.0%

All executive officers and directors as a group (eight persons)	189,377	5.0%

*	Less than 1%.

(1)	Beneficial ownership includes direct and indirect ownership of shares of our Common Stock, including rights to acquire beneficial ownership of shares upon the exercise of stock options exercisable as of April 13, 2009 and that would become exercisable within 60 days of such date. To our knowledge and unless otherwise indicated, each stockholder listed above has sole voting and investment power over the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable. Percentage of ownership is based on 3,809,500 shares of Common Stock outstanding as of April 13, 2009 and options exercisable within 60 days thereafter. Unless otherwise indicated, all stockholders listed below have an address in care of our principal executive offices which is located at 4602 East Thomas Road, Phoenix, Arizona 85018.

(2)	Includes 13,417 shares of Common Stock issuable upon exercise of outstanding options that are vested within 60 days of April 13, 2009.

(3)	The address for this stockholder is Insight Equity Holdings LLC, c/o Insight Equity Management Company LLC, 1400 Civic Place, Suite 250, Southlake, TX 76092. According to the Schedule 13D filed on March 13, 2009, the following individuals and entities may be deemed beneficial owners of all or a portion of these securities: Meadow Valley Parent Corp, Meadow Valley Solutions LLC, Meadow Valley Resources LLC, Meadow Valley Holdings LLC, Insight Equity I LP, Insight Equity GP I LP, Insight Equity Holdings I LLC, Insight Equity Holdings LLC, Bradley E. Larson, Kenneth D. Nelson and Robert W. Bottcher.

(4)	Includes 50,625 shares of Common Stock issuable upon exercise of outstanding options that are vested within 60 days of April 13, 2009.

(5)	Includes 23,417 shares of Common Stock issuable upon exercise of outstanding options that are vested within 60 days of April 13, 2009.

(6)	Includes 26,750 shares of Common Stock issuable upon exercise of outstanding options that are vested within 60 days of April 13, 2009.

          On February 2, 2009, Meadow Valley Corporation, the then holder of 69.4% of the issued and outstanding shares of our Common Stock (the “Ready Mix Shares”), consummated the merger transaction (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of July 28, 2008 (the “Merger Agreement”), among Meadow Valley Corporation, Meadow Valley Parent Corp and Phoenix Merger Sub, Inc., a wholly-owned subsidiary of Meadow Valley Parent Corp (“Merger Sub”). As a result of the Merger, Merger Sub merged with and into Meadow Valley Corporation, with Meadow Valley Corporation continuing as the surviving entity and wholly-owned subsidiary of Meadow Valley Parent Corp. Immediately following the Merger, on February 2, 2009, Meadow Valley Corporation affected a dividend of the Ready Mix Shares to Meadow Valley Parent Corp. The aggregate purchase price paid for all of the outstanding shares of common stock of the Company (other than certain shares held by members of management) was approximately $56.5 million. These events resulted in a change in control of the Company.
          Based on a Schedule 13D filed by Meadow Valley Parent, among others, on February 5, 2009, Meadow Valley Parent pledged the Ready Mix Shares to LBC Credit Partners II, L.P., as agent (“Agent”), as security for a portion of the debt financing obtained in connection with the Merger pursuant to a Pledge Agreement dated February 2, 2009 (the “Pledge Agreement”). The pledge of the Ready Mix Shares includes all rights associated with the ownership of the Ready Mix Shares, including the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Ready Mix Shares. In the event the Agent exercises its rights under the Pledge Agreement to take ownership of the Ready Mix Shares, a change in control of the Company could occur.
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
          Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of change in their ownership of our Common Stock. SEC regulations require our directors, executive officers and greater than 10% stockholders to furnish us with copies of these reports. Based solely upon a review of such reports and related information furnished to us, we believe that, during the 2008 fiscal year, each person who served as a director or executive officer of the Company or held more than 10% of our Common Stock complied with the Section 16(a) filing requirements with the exception of one late Form 4 filed by each of Messrs. Norton, Cowan, Patterson and Stewart to report the option grant to these directors on January 2, 2008.
Executive Officers and Directors
          Information concerning our current directors and executive officers is set forth below:

			Officer or
			Director
Name	Age	Position	Since
Bradley E. Larson	54	Chief Executive Officer and Director	1996
Robert A. De Ruiter	49	President and Director	2008
David D. Doty	44	Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer	2009
Kenneth D. Nelson	51	Vice President and Director	1996
Gary A. Agron	64	Director	2009
Charles R. Norton	67	Director	2005
Charles E. Cowan	62	Director	2005
Dan H. Stewart	56	Director	2005
Business Experience of Each Executive Officer and Director
          The following is a summary of the business experience of each executive officer and director, or nominee for director, of the Company for at least the last five years:
          Bradley E. Larson has been the Chief Executive Officer of Meadow Valley Corporation, an affiliate of our majority stockholder, since 1995. He has been our Chief Executive Officer and a director of the Company since inception in 1996. Mr. Larson was employed by Tanner Companies, a contracting and materials company located in Phoenix, Arizona, from 1976 until 1994.

He was Division President of the Western Arizona region for Tanner from 1984 to 1988, Vice President of Operations from 1988 to 1989 and President of Tanner’s Construction Division from 1989 until 1994. Mr. Larson earned a BSE degree in Industrial Engineering from Arizona State University in 1979. He has been active in several construction industry associations and is past Chairman and Director of The Arizona Rock Products Association and past Director of the Arizona Heavy Highway Chapter of the Associated General Contractors.
          Robert A. De Ruiter has been the President and Director of Ready Mix, Inc. since August 2008. Previously he served as General Manager of our metropolitan Phoenix, Arizona ready-mix concrete business since we organized our Phoenix operations in 2000. In January 2005, he was named Vice-President. From 1998 to 2000, he was the Regional Manager for Mineral Resources Technologies, Phoenix, Arizona, where he was responsible for operations, sales and marketing of Mineral Resources fly ash products in Arizona, New Mexico, Texas and California. From 1995 to 1998, Mr. De Ruiter was a Technical Sales Representative for Grace Construction Products, Las Vegas, Nevada, and he sold concrete admixtures to concrete producers, contractors, architects and engineers. From 1990 to 1995, he was a sales representative for Sunward Materials, Phoenix, Arizona, where he sold concrete and aggregates to contractors, architects and engineers.
          David D. Doty has been the Chief Financial Officer of Meadow Valley Parent Corp., the Company’s majority stockholder, since February 2009 when Meadow Valley Parent Corp. completed its merger transaction with Meadow Valley Corporation. Prior to the closing of the merger, Meadow Valley Corporation was the Company’s majority stockholder. Mr. Doty is expected to continue to serve in his role as the Chief Financial Officer of Meadow Valley Parent Corp while employed by the Company. Mr. Doty was appointed Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer of the Company in April 2009. In August 2005, Mr. Doty began his employment with Meadow Valley and in April 2006 he was appointed Chief Financial Officer, Secretary, Treasurer and Principal Accounting Officer. From 2000 to August 2005, Mr. Doty was Corporate Controller and then Vice President of Administration, Treasurer and Chief Financial Officer of Star Markets, Ltd. in Honolulu, Hawaii. From 1994 to 2000, he was Vice President of Operations and Controller for a hospitality and tourism firm in Rancho Mirage, California. Mr. Doty was a supervisor at Brabo, Carlsen & Cahill, CPA’s in Palm Springs, California from 1991 to 1994. Mr. Doty received his Bachelor of Science degree with a major in Accounting from the California State Polytechnic University, Pomona in 1992 and his Certified Public Accountant’s certificate from the State of California in 2003.
          Kenneth D. Nelson has been an executive officer and director of the Company since 1996 and has been involved in the financial reporting and operations management areas of the construction industry since 1982. He joined Meadow Valley Corporation in April 1989, became its Vice President of Finance in February 1992 and its Vice President and Chief Administrative Officer in April 1996. Mr. Nelson earned a Bachelors of Science Degree in Business Administration from Arizona State University in 1984.
          Charles R. Norton has been a director of Meadow Valley Corporation since March 1999 and a director of the Company since January 2005. Since 1963, Mr. Norton has been involved in the highway construction industry as a construction foreman, subcontractor, general manager and vice president. He graduated with a Bachelor of Science degree from Brigham Young University in 1968. From 1968 to 1972, he was General Manager of Quaker Empire Construction in Wilkes-Barre, Pennsylvania. From 1972 to 1992, Mr. Norton was Sales Manager, General Manager and Vice President of Syro Steel Company, headquartered in Girard, Ohio. Since 1992 Mr. Norton has been Vice President of Trinity Industries, which purchased Syro in 1972.
          Charles E. Cowan has been a director of Meadow Valley Corporation since November 1995 and a director of the Company since January 2005. Since 1993 he has been President of Charles Cowan & Associates, Ltd. and has an extensive background in government and heavy construction industry consulting. From 1991 to 1993, he held chief executive positions in Arizona’s Department of Transportation and Department of Economic Security. He graduated with a Bachelor of Economics Degree from St. Martin’s College in Olympia, Washington, and a Master’s Degree in Public Administration from the University of Missouri at Kansas City, Missouri.
          Dan H. Stewart has been a director of the Company since April 2005. Since 2004, he has been President of Stewart Development Company, a firm specializing in master planned communities and mixed-use developments. From 2003 to 2004, Mr. Stewart was Vice President of American Nevada Company, a privately-held firm specializing in the design and development of master planned communities and other commercial properties.

Mr. Stewart’s responsibilities include identifying, evaluating and acquiring commercial properties and evaluating future opportunities in connection with the Bureau of Land Management auctions. From 1994 to 2003, Mr. Stewart was President and Chief Executive Officer of Basic Management, Inc. and a number of its subsidiaries and affiliates. Basic Management, Inc. is a privately-held, Henderson, Nevada based firm engaged in land development, water delivery systems, power distribution and switching systems and remediation of environmentally-challenged properties. He earned a B.S. degree in civil engineering from Brigham Young University, an M.S. degree in civil engineering, construction engineering and management from Stanford University and completed the Advanced Management Development Program at Harvard University Graduate School of Design. Mr. Stewart is a registered professional civil engineer, a licensed general engineering contractor and a licensed real estate broker.
          Gary A. Agron has been a director of the Company since March 2009. He has been engaged in the private practice of securities law since 1977, with emphasis on representation of issuers and brokers-dealers in public offerings and private placements of equity securities. Mr. Agron earned a Bachelor of Arts degree and a Juris Doctorate degree from the University of Colorado.
AUDIT COMMITTEE REPORT
          The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2008 with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
          The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under the standards of the Public Company Accounting Oversight Board (“PCAOB”). In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.
          The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. In accordance with the PCAOB rule 3600T, the Committee meets with the independent auditors, without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Management represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 114, as adopted by the PCAOB in Rule 3200T. The Committee held four meetings during fiscal 2008.
          In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the SEC. The Committee and the Board have also recommended and approved the appointment of the Company’s independent auditors.
Don A. Patterson, Audit Committee Chair
Dan H. Stewart, Audit Committee Member
Charles R. Norton, Audit Committee Member
Charles E. Cowan, Audit Committee Member
Dated: March 10, 2009

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
          The Audit Committee of the Board of Directors has appointed Semple, Marchal & Cooper, LLP to continue as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. A representative of Semple, Marchal & Cooper, LLP is expected to be present at the Annual Meeting. The representative will not make a statement but will be available to respond to appropriate questions.
Disclosure of Audit and Non-Audit Fees
          The following table shows the aggregate fees paid or accrued by the Company for the audit and other services provided by the Company’s accountants for the fiscal years ended December 31, 2008 and 2007:

	For the years ended December 31,
	2008	2007
Audit fees for the years ended December 31 and fees for the review of financial statements included in quarterly reports on Form 10-Q	$110,340	$104,645
Audit related fees (1)	5,530	—
Tax fees (2)	12,000	12,000
All other fees	—	—

(1)	— Audit related fees incurred in 2008 related to SEC staff comments

(2)	— Tax fees incurred in 2008 and 2007 related to the preparation of the Company’s federal and state income tax returns.
          The Audit Committee has concluded that the provision of services by Semple, Marchal & Cooper, LLP are compatible with maintaining their independence and has approved the above mentioned services performed.
Audit Committee Approval of Audit and Non-Audit Services
          The Audit Committee has a Pre-approval Policy (“Policy”) governing the approval of all audit and non-audit services performed by the independent registered public accountants in order to ensure that the performance of such services does not impair the independent registered public accountants.
          According to the Policy, the Audit Committee will annually review and pre-approve the services and fees that may be provided by the independent registered public accountants during the following year. The Policy specifically describes the services and fees related to the annual audit, other services that are audit-related, preparation of tax returns and tax related compliance services and all other services that have the pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.
          Any service to be provided by the independent registered public accountants that has not received general pre-approval under the Policy is required to be submitted to the Audit Committee for approval prior to the commencement of a substantial portion of the engagement. Any proposed service exceeding pre-approved cost levels is also required to be submitted to the Audit Committee for specific approval.
          The services provided by our independent registered public accountants during the year ended December 31, 2008 were all pre-approved by the Audit Committee.
          The Audit Committee will revise the list of general pre-approved services from time to time based on subsequent determinations. The Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accountant to management.
Code of Ethics
          Our Board of Directors has adopted a Code of Ethics that applies to our executive officers, senior financial officers and directors of the Company. We have posted the Code of Ethics on our website, www.readymixinc.com.
          In accordance with the Sarbanes-Oxley Act of 2002 and the listing standards of the New York Stock Exchange, we have adopted procedures to facilitate the submission, on a confidential and anonymous basis, of complaints, reports and concerns by any person regarding (1) accounting, internal accounting controls or auditing matters, (2) actual or potential violations of laws, rules or regulations, and (3) other suspected wrongdoing, including in connection with our Code of Ethics.

OTHER INFORMATION
Solicitation
          All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, facsimile, or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.
Stockholder Proposals for Inclusion in the 2010 Annual Meeting of Stockholders
          To be eligible for inclusion in the proxy statement for our 2010 annual meeting, stockholder proposals must be received by the Company’s Secretary no later than the close of business on December 30, 2009. Proposals should be sent to the Secretary of Ready Mix, Inc., 4602 East Thomas Road, Phoenix, Arizona 85018 and follow the procedures required by SEC Rule 14a-8.
Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2010 Annual Meeting
          Under the Company’s Amended and Restated Bylaws, written notice of stockholder nominations to the Board of Directors and any other business proposed by a stockholder that is not to be included in the proxy statement must be delivered to the Company’s Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, any stockholder who wishes to have a nomination or other business considered at the 2010 annual meeting, must deliver a written notice (containing the information specified in Article 2 of the Company’s Amended and Restated Bylaws regarding the stockholder and the proposed action) to the Company’s Secretary between February 8, 2010 and March 10, 2010. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise stockholders how management intends to vote.
OTHER BUSINESS
          Management of the Company is not aware of any other matters which are to be presented at the Annual Meeting, nor has it been advised that other persons will present any other proposals. However, if other matters properly come before the Annual Meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.
          The above notice and Proxy Statement are sent by order of the Board of Directors.

/s/ Bradley E. Larson
Bradley E. Larson
Chief Executive Officer
Phoenix, Arizona
April 24, 2009

PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
READY MIX, INC.
TO BE HELD JUNE 8, 2009
THE BOARD OF DIRECTORS SOLICITS THIS PROXY
          The undersigned hereby appoints Bradley E. Larson as the lawful agent and proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Ready Mix, Inc. (the “Company”) held of record by the undersigned on April 13, 2009, at the Annual Meeting of Stockholders to be held June 8, 2009, or any adjournment or postponement thereof.

1.	Election of directors:

	For	Against	Withhold Authority	- Nominee: Bradley E. Larson

	For	Against	Withhold Authority	- Nominee: Robert A. De Ruiter

	For	Against	Withhold Authority	- Nominee: Kenneth D. Nelson

	For	Against	Withhold Authority	- Nominee: Charles E. Cowan

	For	Against	Withhold Authority	- Nominee: Charles R. Norton

	For	Against	Withhold Authority	- Nominee: Dan H. Stewart

	For	Against	Withhold Authority	- Nominee: Gary A. Agron

2.	Proposal to ratify the appointment of Semple, Marchal & Cooper, LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009:

FOR
AGAINST
ABSTAIN
          3. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.
          It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. WHERE NO CHOICE IS SPECIFIED BY THE STOCKHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES DIRECTORS NAMED IN ITEM 1, FOR PROPOSAL 2, AND ACCORDING TO THE DISCRECTION OF THE PROXY HOLDER ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
          The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.
          Please date and sign exactly as your name appears on your shares. When shares are held by joint tenants, both stockholders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date

Signature

Signature, If Held Jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY BY FOLDING THIS CARD IN THIRDS, SEAL WITH THE MAILING ADDRESS SHOWING, ATTACH CORRECT POSTAGE AND MAIL.
          PLEASE CHECK IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING: